UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2009

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Toreador Holding SAS
9 rue Scribe
Paris, France		75009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  33 1 47 03 34 24

13760 Noel Road, Suite 1100

Dallas, Texas 75240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On October 7, 2009, the Company completed the sale of 100% of the outstanding shares of Toreador Turkey Ltd. (“Toreador Turkey”) to Tiway Oil BV, a company organized under the laws of the Netherlands (“Tiway”), pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) by and among the Company, Tiway and Tiway Oil AS, a company organized under the laws of Norway, for total consideration consisting of: (1) a cash payment of $10.6 million paid at closing (subject to a post-closing adjustment), (2) exploration success payments dependent upon certain future commercial discoveries as provided in the Share Purchase Agreement, up to a maximum aggregate consideration of $40 million, and (3) future quarterly 10% pre-tax net profit interest payments if a field goes into production that was discovered by an exploration well drilled within four years of closing on certain of the licenses then still held by Tiway.  A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1.

Item 8.01               Other Events.

On October 7, 2009, the Company issued a press release announcing the completion of its sale of Toreador Turkey, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.2 and is incorporated by reference herein.

(d)           Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated September 30, 2009, between the Company, Tiway and Tiway Oil AS (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on October 6, 2009).

99.1	Press release issued by the Company on October 7, 2009.

99.2	Unaudited pro forma financial statements (incorporated by reference to Exhibit 99.2 to the Form 8-K filed by the Company on October 6, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: October 9, 2009	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated September 30, 2009, between the Company, Tiway and Tiway Oil AS (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on October 6, 2009).

99.1	Press release issued by the Company on October 7, 2009.

99.2	Unaudited pro forma financial statements (incorporated by reference to Exhibit 99.2 to the Form 8-K filed by the Company on October 6, 2009).